Exhibit 10.3

*** Indicates omitted material that is the subject of a confidential treatment request filed separately with the Commission.

INITIAL COMMERCIAL SUPPLY & MANUFACTURING AGREEMENT

29 March 2006

This Initial Commercial Supply & Manufacturing Agreement (hereinafter, the “Agreement”) is agreed and entered into by and between MANNATECH™ INCORPORATED (hereinafter, the “Mannatech”) a U.S.A. corporation with its principal office located 600 S. Royal Lane, Suite 200, Coppell, Texas 75109 and FINE CHEMETICS INC., (hereinafter, the “FCI”), a Japanese corporation with its principal office located 3-7-1 Higashi-Ikebukuro, Toshima-ku, Tokyo as follows;

1. SUBJECT MATTERS

For the purpose of this Agreement, both Parties have already agreed and executed as follows;

1-1.	Mannatech decided to purchase from FCI and FCI will manufacture and supply to Japanese Subsidiary of Mannatech the products described in 1.2 (hereinafter, the “Product”).

1-2.	Mannatech has already completed purchase order to FCI in accordance with the First Invoice Letter dated 20 December 2005 and the Second Invoice Letter dated 1 March 2006 (hereinafter, the “Invoice Letters”) as follows:

(The First Invoice)

Name of Product	Price per unit (JPY)	Amount (pcs)	Product Price (JPY)
Optimal Face Cleansing Cream	***	30,000	***
Optimal Skin Lotion	***	30,000	***
Optima! Skin Serum	***	30,000	***
Optimal Eye Cream	***	30,000	***
Optimal Aftershave Milk	***	30,000	***
Travel Kit Sets	***	5,000	***
Total	***	155,000	***

(The Second Invoice)

Name of Product	Price per unit (JPY)	Amount (pcs)	Product Price (JPY)
Optimal Cleansing Oil (150ml)	***	30,000	***
Optimal Skin Cream (40g)	***	30,000	***
Travel Kit Sets (additional)	***	15,000	***
Total			***

1-2-1. Consumption Taxes (5% of Sales Price) in accordance with Japanese Tax Regulation are 1 not included in Product price set forth in 1-2.

1-2-2. Product price is based upon F.O.B. price.

1-3.	***

1-4.	Mannatech has already paid to FCI the part of the Payment Amount which is respectively deducted transmission expenses by means of bank transmission into FCI’s designated bank account as follows:

Date	Payment Amount (JPY)		Transmission Expenses (JPY)	Wired Amount (JPY)		Remarks
12 January 2006	*	**	25,400	*	**	50% of the First Invoice
22 March 2006	*	**	24,948	*	**	100% of the Second Invoice
Total	*	**	50,348	*	**

1-5.	FCI has completely submitted to Mannatech the samples of Products, Product designs, and Product packages (collectively, the “Samples”) and Mannatech has already made FCI full approval regarding the Samples.

2. PRODUCT SUPPLY

2-1.	FCI shall supply Mannatech the whole amount of Product described in the Invoice Letters within 28 April 2006 (hereinafter, the “the First Supply Date”) and 31 May 2006 (hereinafter, “the Second Supply Date”)

2-2.	In case that either Party wish to change Supply Date, the written notice to change Supply Date shall be sent to the other Party at least 2 weeks prior to the Supply Date and the Supply Date shall be revised through mutual discussion.

3. PAYMENT

3-1.	Mannatech shall complete the payment of unpaid amount, *** to FCI as follows:

Date	Amount (JPY)		Remarks
31 May 2006	*	**	70% of the unpaid amount of the First Invoice
30 June 200£	*	**	30% of the unpaid amount of the First Invoice
Total	*	**

3-2.	Mannatech shall transmit the aforementioned payment amount set forth in 3-1 into FCI’s following designated bank account with currency of Japanese Yen by one installment. The transmission expenses shall be borne by Mannatech.

•	Name of Bank: ***

•	Address of Bank: ***

•	Name of Account: Fine Chemetics Inc.

•	Number of Account: ***

•	Swift No.: ***

4. CONFIDENTIALITY

4-1.	Both Parties shall not disclose to any third party the terms and conditions of this Agreement and all Confidential Information disclosed by the other Party including any technical, and/or commercial confidential information including all technologies, manuals, processes relating to manufacturing and any other business and technical know-how, without previous written consent of the Other Party.

4-2.	The obligation of the Confidentiality set forth in 4-1 shall maintain to be effective for 3 years from the Agreement Date.

5. FORCE MAJEURE

5-1.	Both Parties has no legal responsibility and/or indemnification obligations in case of non-fulfillment of this Agreement due to the events of Force Majeure such as any act of God, fire, casualty, flood, war, strike, lockout, or other labor dispute, failure of public utilities, injunction, act exercise, assertion or requirement of a governmental authority, accident, epidemic, destruction of production or transportation facilities, riot or insurrection, and any other uncontrollable events.

6. TERMINATION

6-1.	In event that either Party does not observe any provision(s) of this Agreement, the non-execution shall be immediately amended within 1 month after written notice of the other Party and, otherwise, the part or the whole of this Agreement shall be terminated.

7. INDEMNIFICATION

7-1.	In event that either Party makes any breach to the other Party due to obvious misconducts, the indemnification shall be executed immediately. In case that the cause of the breach is not obviously verified, both Parties shall decide to figure out the breach through mutual cordial discussion.

8. QUALITY ASSURANCE

8-1. Regarding Quality Assurance (“QA”) under this Agreement, the Parties agree that the terms and conditions relating to the QA stipulated in a definitive agreement to be executed between the Parties (hereinafter, “Definitive Agreement”) shall apply to the transaction contemplated hereunder.

8-2. The Parties shall solve any other undecided and/or ambiguous matters regarding quality assurance through mutual cordial discussion.

9. ASSIGNMENT

9-1.	Without previous written approval of the other Party, neither Party shall assign, waive, delegate or offer as collaterals their rights, obligations, and any other properties stipulated in this Agreement to any third party.

10. GOVERNING LAWS

10-1.	This Agreement shall be governed by, and interpreted in accordance with the law of Japan.

10-2.	Tokyo District Court shall have the exclusive jurisdiction over any dispute arising out of or in relation to this Agreement.

11. MISCELLANEOUS

11-1.	In event that either Party has any claims and/or ambiguities upon the interpretation of any provision(s) of this Agreement, the Parties shall cordially have discussion and conclude the amendment and/or clarification of the provisions of this Agreement.

11-2.	It is mutually agreed and acknowledged by the Parties hereto that the terms regarding Purchase Order, Product Supply and Payment as described in Clause 1.2, 2.1, 2.2, 3.1 and 3.2 of this Agreement shall be independent of and separate from any terms of the Definitive Agreement.

11-3.	Regarding the Definitive Agreement, the Parties shall use the best efforts to negotiate its terms and conditions within a reasonable period of time after concluding this Agreement.

IN WITNESS WHEREOF, both Parties have executed this Agreement as of the date first above written.

Mannatech™ Incorporated

By:	/s/ Sam Caster
Sam Caster
Chairman and-Chief Executive Officer Fine

Fine Chemetics Inc

By:	/s/ Shinji Kitamura
Shinji Kitamura
President and Chief Executive Officer